Exhibit 99.1

Adobe Contacts Holly Campbell, Public Relations 408-536-6401 campbell@adobe.com Mike Saviage, Investor Relations
408-536-4416
ir@adobe.com

Omniture Contacts

Kristi Knight, Public Relations
801-932-7431 kknight@omniture.com

Mike Look, Investor Relations
650-450-1008
mlook@omniture.com

FOR IMMEDIATE RELEASE

Adobe to Acquire Omniture

Combined Company Will Deliver Comprehensive Solutions for Creation, Delivery and Optimization of Content and Applications

SAN JOSE, Calif. and OREM, Utah — Sept. 15, 2009 —Adobe Systems Incorporated (Nasdaq: ADBE) and Omniture, Inc. (Nasdaq: OMTR) today announced the two companies have entered into a definitive agreement for Adobe to acquire Omniture in a transaction valued at approximately $1.8 billion on a fully diluted equity-value basis.  Under the terms of the agreement, Adobe will commence a tender offer to acquire all of the outstanding common stock of Omniture for $21.50 per share in cash.

Adobe’s acquisition of Omniture furthers its mission to revolutionize the way the world engages with ideas and information. By combining Adobe’s content creation tools and ubiquitous clients with Omniture’s Web analytics, measurement and optimization technologies, Adobe will be well positioned to deliver solutions that can transform the future of engaging experiences and e-commerce across all digital content, platforms and devices.

The combination of the two companies will increase the value Adobe delivers to customers.  For designers, developers and online marketers, an integrated workflow—with optimization capabilities embedded in the creation tools—will streamline the creation and delivery of relevant content and applications.  This optimization will enable advertisers, advertising agencies, publishers and e-tailers to achieve greater ROI from their digital media investments and improve their end users’ experiences.

“Adobe customers are looking to us for solutions to deliver engaging experiences and more effectively monetize their content and applications online,” said Shantanu Narayen, president and chief executive officer of Adobe. “This is a game changer for both Adobe and our customers. We will enable advertisers, media companies and e-tailers to realize the full value of their digital assets.”

“Omniture’s mission has been to enable our customers to optimize every digital interaction,” said Josh James, CEO of Omniture. “By joining forces with Adobe, we will accelerate our ability to deliver on that vision and together bring new innovation to the market that improves content engagement, advertising effectiveness and the overall user experience, which will drive more advertising dollars online.”

Expanded Opportunities for Adobe and Omniture

This acquisition will significantly expand Adobe’s addressable market and growth potential, broadening solutions Adobe provides to the rapidly growing Internet advertising, e-commerce and digital media markets.

The combination will also expand Adobe’s offering of mission-critical solutions to the enterprise customer.  Adding the capabilities of Omniture will further enhance Adobe’s offerings and ability to appeal to online marketers, including chief marketing officers.

The acquisition of Omniture will further diversify Adobe’s business, adding a scalable SaaS platform that captures over a trillion transactions per quarter, an expansive partner ecosystem, and a recurring revenue model.

For Omniture, joining Adobe will provide global operational scale and the ability to more quickly penetrate new geographies and markets, thereby accelerating its go-to-market strategy and growth potential.

Integration and Closing Details

As part of the expected integration of the two companies, Omniture will become a new business unit within Adobe.  Omniture’s CEO, Josh James, will join Adobe as senior vice president of the new business unit, reporting to Adobe’s president and CEO, Shantanu Narayen.

The completion of the transaction, which is subject to customary government approvals and the satisfaction of other customary conditions, is expected to close in the fourth quarter of Adobe’s 2009 fiscal year.

The proposed offer represents a premium of 45 percent over Omniture’s average closing price for the last 30 trading days through yesterday’s close.

Adobe believes the acquisition will be accretive to Adobe’s non-GAAP earnings in fiscal year 2010.

The companies will make information, including an FAQ and other details about the acquisition, available at http://www.adobe.com/aboutadobe/invrelations/adobeandomniture.html.

Conference Call Scheduled for 2:00 p.m. PDT Today

Adobe will comment on the acquisition of Omniture today during its Q3 FY2009 earnings conference call, which has been rescheduled and will occur at 2:00 p.m. PDT today.  Investors, analysts and press can access the live conference call or listen to a live Webcast via Adobe Acrobat Connect Pro using the following access information:

Webcast:	Go to http://www.adobe.com/ADBE and click on the Q3 FY09 Earnings Conference Call icon
Live Call:	Dial 888-213-3930 and use passcode 3412311
Questions:	Contact Adobe Investor Relations at 408-536-4416 or ir@adobe.com

The call and Webcast will last approximately one hour.  An archive of the call will be made available in Adobe Acrobat Connect Pro for approximately 45 days.  Listening to the live Webcast works best with Adobe Flash Player version 10 or later. Firewalls designed to protect corporate information can prevent listening to the Webcast.

other related materials that Snowbird Acquisition Corporation, a wholly-owned subsidiary of Adobe Systems Incorporated, intends to file with the Securities and Exchange Commission. In addition, Omniture will file with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, Omniture stockholders will be able to obtain the tender statement on schedule TO, the offer to purchase, the Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the offer, free of charge at the website of the Securities and Exchange Commission at www.sec.gov, from the information agent and dealer manager named in the tender offer materials or from Snowbird Acquisition Corporation. Omniture’s stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety prior to making any decisions with respect to the offer because they contain important information, including the terms and conditions of the offer.

About Omniture

Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service and on-premise solution, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes.  In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture Education.  Omniture’s more than 5,000 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, Sony and HP. www.omniture.com.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information — anytime, anywhere and through any medium. For more information, visit www.adobe.com.

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© 2009 Adobe Systems Incorporated and Omniture, Inc. All rights reserved. Adobe, Flash, and the Adobe Logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. Omniture and the Omniture logo are either registered trademarks or trademarks of Omniture, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.